Exhibit 99.1

Landmark Announces 6th Consecutive Quarterly Distribution Increase; Schedules Second Quarter 2016 Earnings Release and Conference Call

EL SEGUNDO, California, July 27, 2016 (GLOBE NEWSWIRE) – Landmark Infrastructure Partners LP (the “Partnership”) (NASDAQ: LMRK) announced today that the board of directors of its general partner declared a cash distribution of $0.3325 per common unit, or $1.33 per common unit on an annualized basis, for the quarter ended June 30, 2016.  This quarter’s cash distribution, which represents a 15.7% increase over the minimum quarterly distribution and a 0.8% increase compared to the first quarter 2016 distribution of $0.33 per unit, marks the sixth consecutive quarter that the Partnership has increased its quarterly cash distribution since its IPO in November 2014.  The distribution is payable on August 15, 2016 to common unitholders of record as of August 8, 2016.

The Partnership plans to publicly release its second quarter 2016 earnings results prior to the opening of U.S. financial markets on Tuesday, August 2, 2016.  Interested parties are invited to listen to a conference call hosted by management discussing the Partnership’s earnings results.

Webcast Information

Event:  Q2 2016 Landmark Infrastructure Partners LP Earnings Call

Date:  Tuesday, August 2, 2016

Time:  12:00 p.m. Eastern Time

Webcast:  http://edge.media-server.com/m/p/its4h55h

Conference Call Information

U.S. and Canada:  877-930-8063

International:  253-336-7764

Participant Passcode:  51268928

Replay Information

A webcast replay will be available approximately two hours after the completion of the conference call through August 2, 2017 at http://investor.landmarkmlp.com/phoenix.zhtml?c=253802&p=irol-calendar.

An audio replay is also available through August 11, 2016.

Dial-in:  855-859-2056 or 404-537-3406

Participant Passcode:  51268928

Notice

This release serves as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d).  Please note that we believe that 100 percent of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business.  Accordingly, all of the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable.  Nominees, and not the Partnership, are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.

About Landmark Infrastructure Partners LP

The Partnership is a growth-oriented master limited partnership formed to acquire, own and manage a portfolio of real property interests that the Partnership leases to companies in the wireless communication, outdoor advertising and renewable power generation industries.  Headquartered in El Segundo, California, the Partnership owns and manages a diversified portfolio of real property interests, which includes long-term and perpetual easements, tenant lease assignments and, to a lesser extent, fee simple properties, located in 49 states and the District of Columbia.  As of March 31, 2016, the Partnership’s portfolio consisted of 1,443 tenant sites.

Cautionary Note Regarding Forward Looking Statements

Disclosures in this press release contain certain forward-looking statements within the meaning of the federal securities laws.  Statements that do not relate strictly to historical or current facts are forward-looking.  These statements contain words such as “possible,” “if,” “will,” “expect” and “assuming” and involve risks and uncertainties including, among others that our business plans may change as circumstances warrant.  Accordingly, readers should not place undue reliance on forward-looking statements as a prediction of actual results.  For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, please refer to the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC.  Any forward-looking statements in this press release are made as of the date of this press release and the Partnership undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or of which the Partnership becomes aware, after the date hereof, unless required by law.

CONTACT:	Marcelo Choi
Vice President, Investor Relations
(310) 598-3173
ir@landmarkmlp.com